                                                Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	October 22, 2026		574-235-2000

1st Source Corporation Reports Record Third Quarter Results,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS
•Net income was $49.54 million for the quarter, up $2.00 million or 4.20% from the previous quarter and up $7.25 million or 17.13% from the third quarter of 2025. Diluted net income per common share was $2.03, up $0.08 or 4.10% from the previous quarter and up $0.32 or 18.71% from the prior year’s third quarter of $1.71. These results include $3.82 million in pre-tax losses from the sale of approximately $68 million of available-for-sale securities executed in the third quarter as well as a $1.00 million charitable contribution to the 1st Source Bank Foundation.
•Return on average assets was 2.12% for the current quarter, up from 2.06% in the previous quarter and up from 1.86% in the third quarter of 2025. Return on average common shareholders’ equity increased to 14.80% compared to 14.66% in the previous quarter and 13.76% in the third quarter of 2025.
•A cash dividend of $0.45 per common share for the quarter was approved, up five cents or 12.50% from the cash dividend declared a year ago.
•Average loans and leases increased $112.77 million or 1.58% from the previous quarter and $240.08 million, or 3.42% from the third quarter of 2025.
•Tax-equivalent net interest income was $95.74 million, up $2.45 million or 2.62% from the previous quarter and up $6.84 million, or 7.69% from the third quarter a year ago. Tax-equivalent net interest margin was 4.28%, up four basis points from the previous quarter and up 19 basis points from the third quarter of 2025.
•Provision for credit losses of $0.90 million was recorded during the quarter compared to $1.54 million in the previous quarter and $0.90 million during the previous year’s third quarter. The allowance for loan and lease losses as a percentage of total loans and leases was 2.28% at September 30, 2026, down from 2.30% at June 30, 2026 and down from 2.32% as of September 30, 2025.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported record quarterly net income of $49.54 million for the third quarter of 2026, up 4.20% compared to $47.54 million reported in the previous quarter and up 17.13% compared to $42.30 million in the third quarter a year ago. Diluted net income per common share for the third quarter of 2026 was $2.03, up 4.10% compared to $1.95 in the previous quarter and up 18.71% versus $1.71 in the third quarter of 2025.
At its October 2026 meeting, the Board of Directors approved a cash dividend of $0.45 per common share, up five cents or 12.50% from the cash dividend declared a year ago. The cash dividend is payable to shareholders of record on November 3, 2026, and will be paid on November 13, 2026.
Andrea G. Short, President and Chief Executive Officer, commented, “We are pleased to announce that we achieved record quarterly net income during the third quarter along with net interest margin expansion and an improved efficiency ratio. Average loans and leases grew $112.77 million, up 1.58% while average deposits increased marginally due to seasonal outflows of public fund deposits, compared to the previous quarter. Average year-to-date deposits, net of brokered deposits, increased $238.74 million or 3.50% compared to the prior year. Strong credit quality continued during the quarter with low net charge-offs, a lower provision for credit losses, and a reduction in nonperforming assets. Our liquidity and capital positions remained strong during the quarter.

“We were excited to launch the Payments Hub platform for our Treasury Services clients, offering significant time savings and efficient payment routing. This new platform modernizes and simplifies payment operations for single, electronic payments by bringing payment activities into a centralized platform. It incorporates standard ACH, FedNow®, Real-Time Payments® and Instant Payments®, all of which offer different combinations of speed, cost, and availability. Rather than requiring our clients to become experts in each payment type, this new platform uses intelligent payment routing, which chooses the best payment choice balancing speed and costs.
“We were very pleased to learn during the third quarter that 1st Source Bank was named to the American Banker list of 2026 Top-Performing Banks with $2 billion to $10 billion in assets. Banks were ranked on their three-year average return on average equity, or ROAE, using year-end 2025 data compiled by S&P Global Market Intelligence and analyzed by Capital Performance Group (CPG). Additionally, 1st Source was included in Bank Director’s RankingBanking list of The Best U.S. Banks in 2026, which ranks the 300 largest publicly traded banks.
“Another welcome honor was when two of our Board members along with myself, were named on the Indiana 250 list by IBJ Media. Chris Murphy, our Executive Chairman, and Tracy Graham were both included in the list that highlights the most influential business leaders in Indiana. We are honored to have this level of experience and leadership on our Board of Directors.” Mrs. Short concluded.
THIRD QUARTER 2026 FINANCIAL RESULTS
Loans and Leases
Third quarter average loans and leases were $7.26 billion, which was up $112.77 million or 1.58% from the previous quarter and increased $240.08 million or 3.42% from the third quarter of 2025. Year-to-date average loans and leases increased $212.76 million, up 3.07% from the first nine months of 2025. Average loan growth in the third quarter of 2026 occurred mainly within the Construction Equipment, Renewable Energy, Medium and Heavy Duty Truck, Residential Real Estate and Home Equity, and Aircraft portfolios.
Deposits
Third quarter average deposits were $7.44 billion, which was up $16.45 million or 0.22%, from the previous quarter and increased $19.94 million or 0.27% compared to the third quarter a year ago. Average deposits for the first nine months of 2026 were $7.36 billion, a decrease of $13.91 million or 0.19% from the same period a year ago. Average deposit balances increased from the previous quarter primarily due to higher noninterest-bearing demand deposits, time deposits, and savings deposits offset by a decrease in interest-bearing demand deposits which included seasonal decreases associated with municipal tax collection cycles. Average brokered deposits were $320.56 million, an increase of $19.48 million or 6.47% compared to the previous quarter and a decrease of $223.84 million or 41.12% from the prior year third quarter.
Net Interest Income and Net Interest Margin
Third quarter 2026 tax-equivalent net interest income increased $2.45 million to $95.74 million, up 2.62% from the previous quarter and was $6.84 million, or 7.69% higher compared to the third quarter a year ago. For the nine months of 2026, tax equivalent net interest income increased $24.00 million to $279.33 million, up 9.40% from the same period a year ago.
Third quarter 2026 net interest margin was 4.28%, an increase of five basis points from 4.23% in the previous quarter and an increase of 20 basis points from the same period in 2025. On a fully tax-equivalent basis, the third quarter 2026 net interest margin was also 4.28%, up four basis points from the previous quarter and an increase of 19 basis points from the same period in 2025. The increase from the prior quarter was primarily due to higher average loan and lease balances, improved yields on investments, and stable interest-bearing deposit costs. Net interest recoveries had no impact during the quarter on the tax-equivalent net interest margin, compared to a positive three basis points in the previous quarter and in the prior year third quarter.
Net interest margin for the first nine months of 2026 was 4.25%, an increase of 26 basis points compared to 3.99% for the first nine months of 2025. Net interest margin on a fully-tax equivalent basis for the first nine months of 2026 was 4.26%, an increase of 26 basis points compared to 4.00% for the first nine months of 2025. Net interest recoveries had a positive two basis points impact and three basis points positive impact to the current and previous year-to-date fully tax-equivalent net interest margin, respectively.

Noninterest Income
Third quarter 2026 noninterest income of $24.70 million decreased $0.32 million or 1.29% compared to the previous quarter and was higher by $2.79 million or 12.74% compared to the third quarter a year ago. For the first nine months of 2026, noninterest income increased $4.65 million or 6.83% from the first nine months of 2025.
The decrease from the previous quarter was mainly due to realized losses of $3.82 million in the third quarter from repositioning of available-for sale securities. The securities sold during the quarter had a weighted average yield of 1.83% and were replaced with securities having a weighted average yield of 5.10%. Additional decreases in the quarter were from lower trust and wealth advisory income from seasonal tax preparation fees in the second quarter and a reduction in estate administration fees, fewer interest rate swap fees and lower equipment rental income. These decreases were offset by increased partnership investment gains including the sale of renewable energy tax equity investments of $3.03 million, higher deposit account fees, an increase in bank owned life insurance policy claims recognized, and increased mortgage banking income and insurance commissions.
The increase in noninterest income compared to the third quarter and first nine months of 2025 was the result of increased trust and wealth advisory income from elevated estate administration fees, and higher partnership investment gains and increased income from bank owned life insurance claims mentioned above. These increases were offset by higher realized losses from repositioning of available-for-sale securities, fewer customer interest rate swap fees and reduced equipment rental income as demand for operating leases continued to decline.
Noninterest Expense
Third quarter 2026 noninterest expense of $55.22 million was relatively flat compared to the prior quarter and the third quarter a year ago. For the first nine months of 2026, noninterest expense increased $4.48 million, or 2.80% from the first nine months of 2025.
The marginal increase in noninterest expense compared to the prior quarter was the result of a $1.00 million charitable contribution and fewer gains on the sale of repossessed assets offset by lower group insurance claims and decreased furniture and equipment expense.
The increase in noninterest expense compared to the first nine months of 2025 was the result of increased salaries and wages due to normal merit increases, increased incentive compensation, and higher employer profit sharing contribution expense offset by fewer group insurance claims. Additionally, we saw increased occupancy expenses from snow removal during the first quarter and premises repairs, higher professional consulting costs from technology projects, a rise in collection and repossession legal expenses, and an increase in debit card losses. These increases were offset by lower leased equipment depreciation and an increase in gains on the sale of fixed assets and repossessed assets.
Credit
The allowance for loan and lease losses increased to $167.16 million as of September 30, 2026, or 2.28% of total loans and leases, which was down from 2.30% at June 30, 2026 and from 2.32% at September 30, 2025. Net charge-offs of $0.33 million were recorded for the third quarter of 2026, compared with net charge-offs of $0.52 million in the prior quarter and net charge-offs of $1.88 million in the same quarter a year ago.
The provision for credit losses was $0.90 million for the third quarter of 2026, a decrease of $0.64 million from the previous quarter and was unchanged from the same period in 2025. The decrease in the provision expense from the previous quarter was mainly due to a reduction in special attention loans and lower net charge-offs offset by loan growth. The ratio of nonperforming assets to loans and leases was 0.81% as of September 30, 2026, compared to 1.01% on June 30, 2026, and 0.91% on September 30, 2025. The decrease in nonperforming assets during the quarter was primarily from lower nonaccrual loans and leases.
Capital
As of September 30, 2026, the common equity-to-assets ratio was 14.13%, compared to 14.15% at June 30, 2026 and 13.65% a year ago. The tangible common equity-to-tangible assets ratio was 13.35% at September 30, 2026, compared to 13.36% at June 30, 2026 and 12.85% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 15.95% at September 30, 2026, compared to 15.49% at June 30, 2026 and 15.18% a year ago. There were no shares repurchased for treasury during the third quarter of 2026. Total year-to-date repurchased shares of 338,356 have reduced common shareholders’ equity by $23.35 million.

ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy-duty trucks, and construction equipment. The Corporation includes 78 banking centers, 16 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations, 13 1st Source Insurance offices, and three loan production offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “hope,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information with a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
3rd QUARTER 2026 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
AVERAGE BALANCES
Assets	$9,290,095	$9,246,107	$9,033,539	$9,186,490	$8,951,300
Earning assets	8,866,773	8,829,703	8,625,825	8,772,605	8,535,551
Investments	1,534,680	1,529,171	1,472,520	1,530,335	1,489,269
Loans and leases	7,255,465	7,142,693	7,015,389	7,141,158	6,928,394
Deposits	7,444,049	7,427,602	7,424,112	7,355,332	7,369,245
Interest bearing liabilities	6,100,926	6,149,274	5,992,547	6,060,946	5,970,408
Common shareholders’ equity	1,328,117	1,300,695	1,219,234	1,307,367	1,183,027
Total equity	1,368,713	1,343,560	1,276,923	1,349,540	1,244,011
INCOME STATEMENT DATA
Net interest income	$95,585	$93,142	$88,750	$278,865	$254,880
Net interest income - FTE(1)	95,742	93,296	88,904	279,331	255,334
Provision for credit losses	903	1,539	896	9,714	11,851
Noninterest income	24,696	25,019	21,906	72,716	68,066
Noninterest expense	55,223	55,025	54,776	164,765	160,282
Net income	49,542	47,542	42,279	137,045	117,128
Net income available to common shareholders	49,542	47,544	42,296	137,042	117,135
PER SHARE DATA
Basic net income per common share	$2.03	$1.95	$1.71	$5.62	$4.74
Diluted net income per common share	2.03	1.95	1.71	5.62	4.74
Common cash dividends declared	0.45	0.43	0.38	1.28	1.12
Book value per common share(2)	54.79	54.41	50.60	54.79	50.60
Tangible book value per common share(1)	51.31	50.93	47.17	51.31	47.17
Market value - High	91.46	86.64	66.15	91.46	67.77
Market value - Low	80.00	69.26	58.06	60.30	52.14
Basic weighted average common shares outstanding	24,083,332	24,073,382	24,472,035	24,143,752	24,519,828
Diluted weighted average common shares outstanding	24,083,332	24,073,382	24,472,035	24,143,752	24,519,828
KEY RATIOS
Return on average assets	2.12%	2.06%	1.86%	1.99%	1.75%
Return on average common shareholders’ equity	14.80	14.66	13.76	14.01	13.24
Average common shareholders’ equity to average assets	14.30	14.07	13.50	14.23	13.22
End of period tangible common equity to tangible assets(1)	13.35	13.36	12.85	13.35	12.85
Risk-based capital - Common Equity Tier 1(3)	15.95	15.49	15.18	15.95	15.18
Risk-based capital - Tier 1(3)	17.02	16.70	16.59	17.02	16.59
Risk-based capital - Total(3)	18.28	17.96	17.85	18.28	17.85
Net interest margin	4.28	4.23	4.08	4.25	3.99
Net interest margin - FTE(1)	4.28	4.24	4.09	4.26	4.00
Efficiency ratio: expense to revenue	45.91	46.57	49.50	46.86	49.63
Efficiency ratio: expense to revenue - adjusted(1)	46.19	46.64	49.17	46.98	49.60
Net charge-offs to average loans and leases	0.02	0.03	0.11	0.09	0.08
Loan and lease loss allowance to loans and leases	2.28	2.30	2.32	2.28	2.32
Nonperforming assets to loans and leases	0.81	1.01	0.91	0.81	0.91

	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
END OF PERIOD BALANCES
Assets	$9,342,357	$9,263,173	$9,113,429	$9,055,270	$9,056,691
Loans and leases	7,341,091	7,219,944	7,083,528	7,046,669	6,964,454
Deposits	7,469,212	7,432,245	7,227,596	7,225,575	7,409,819
Allowance for loan and lease losses	167,160	166,354	164,898	161,846	161,430
Goodwill and intangible assets	83,895	83,895	83,895	83,895	83,895
Common shareholders’ equity	1,319,628	1,310,388	1,277,956	1,274,971	1,236,472
Total equity	1,350,531	1,353,180	1,320,838	1,318,090	1,291,431
ASSET QUALITY
Loans and leases past due 90 days or more and accruing	$142	$996	$398	$460	$317
Nonaccrual loans and leases	56,942	69,682	71,652	76,602	62,264
Other real estate	49	106	—	—	120
Repossessions	2,309	2,291	1,319	267	435
Equipment owned under operating leases	—	43	46	49	56
Total nonperforming assets	$59,442	$73,118	$73,415	$77,378	$63,192
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	September 30,	June 30,	December 31,	September 30,
	2026	2026	2025	2025
ASSETS
Cash and due from banks	$67,550	$67,497	$69,249	$75,316
Federal funds sold and interest bearing deposits with other banks	37,245	59,806	50,608	138,942
Investment securities available-for-sale, at fair value (amortized cost of $1,606,405, $1,588,489, $1,568,429, and $1,555,564 at September 30, 2026, June 30, 2026, December 31, 2025, and September 30, 2025, respectively)	1,507,986	1,527,689	1,522,486	1,495,117
Other investments	21,160	22,140	22,140	22,140
Mortgages held for sale	3,331	4,990	4,866	7,110
Loans and leases, net of unearned discount:
Commercial and agricultural	855,413	857,330	797,592	759,167
Renewable energy	797,941	741,164	652,799	603,715
Auto and light truck	817,939	828,721	887,876	924,992
Medium and heavy duty truck	299,809	266,719	269,749	280,302
Aircraft	1,096,391	1,067,328	1,086,821	1,095,423
Construction equipment	1,280,450	1,275,465	1,221,135	1,207,446
Commercial real estate	1,318,018	1,313,213	1,269,765	1,244,306
Residential real estate and home equity	768,444	760,656	740,777	726,585
Consumer	106,686	109,348	120,155	122,518
Total loans and leases	7,341,091	7,219,944	7,046,669	6,964,454
Allowance for loan and lease losses	(167,160)	(166,354)	(161,846)	(161,430)
Net loans and leases	7,173,931	7,053,590	6,884,823	6,803,024
Equipment owned under operating leases, net	4,833	5,618	6,964	7,649
Premises and equipment, net	58,214	57,880	58,318	57,852
Goodwill and intangible assets	83,895	83,895	83,895	83,895
Accrued income and other assets	384,212	380,068	351,921	365,646
Total assets	$9,342,357	$9,263,173	$9,055,270	$9,056,691
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,671,437	$1,606,287	$1,600,495	$1,633,786
Interest-bearing deposits:
Interest-bearing demand	2,559,506	2,669,991	2,592,202	2,512,205
Savings	1,522,975	1,495,425	1,446,278	1,396,931
Time	1,715,294	1,660,542	1,586,600	1,866,897
Total interest-bearing deposits	5,797,775	5,825,958	5,625,080	5,776,033
Total deposits	7,469,212	7,432,245	7,225,575	7,409,819
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	137,022	63,494	112,470	72,190
Other short-term borrowings	96,623	135,996	126,151	1,384
Total short-term borrowings	233,645	199,490	238,621	73,574
Long-term debt and mandatorily redeemable securities	35,633	36,026	43,330	42,234
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	194,572	183,468	170,890	180,869
Total liabilities	7,991,826	7,909,993	7,737,180	7,765,260
SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at September 30, 2026, June 30, 2026, December 31, 2025, and September 30, 2025	436,538	436,538	436,538	436,538
Retained earnings	1,123,672	1,084,880	1,015,160	983,615
Cost of common stock in treasury (4,121,355, 4,123,848, 3,836,656, and 3,771,570 shares at September 30, 2026, June 30, 2026, December 31, 2025, and September 30, 2025, respectively)	(164,477)	(164,514)	(141,950)	(137,818)
Accumulated other comprehensive loss	(76,105)	(46,516)	(34,777)	(45,863)
Total shareholders’ equity	1,319,628	1,310,388	1,274,971	1,236,472
Noncontrolling interests	30,903	42,792	43,119	54,959
Total equity	1,350,531	1,353,180	1,318,090	1,291,431
Total liabilities and equity	$9,342,357	$9,263,173	$9,055,270	$9,056,691

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Interest income:
Loans and leases	$119,271	$116,814	$120,242	$349,508	$351,032
Investment securities, taxable	12,892	12,402	8,803	36,998	25,558
Investment securities, tax-exempt	304	304	301	915	875
Other	841	1,561	1,542	3,101	3,943
Total interest income	133,308	131,081	130,888	390,522	381,408
Interest expense:
Deposits	34,788	34,465	39,654	101,831	118,606
Short-term borrowings	1,557	1,507	307	4,784	1,348
Subordinated notes	987	971	1,010	2,953	3,031
Long-term debt and mandatorily redeemable securities	391	996	1,167	2,089	3,543
Total interest expense	37,723	37,939	42,138	111,657	126,528
Net interest income	95,585	93,142	88,750	278,865	254,880
Provision for credit losses:
Provision for (recovery of) credit losses — loans and leases	1,135	1,978	(179)	10,123	9,817
(Recovery of) provision for credit losses — unfunded loan commitments	(232)	(439)	1,075	(409)	2,034
Total provision for credit losses	903	1,539	896	9,714	11,851
Net interest income after provision for credit losses	94,682	91,603	87,854	269,151	243,029
Noninterest income:
Trust and wealth advisory	7,867	8,692	6,825	23,577	20,757
Service charges on deposit accounts	3,780	3,432	3,437	10,566	9,697
Debit card	4,736	4,734	4,530	13,850	13,246
Mortgage banking	1,014	858	1,031	2,883	3,000
Insurance commissions	1,918	1,791	1,845	6,220	5,970
Equipment rental	452	540	693	1,581	2,371
(Losses) gains on investment securities available-for-sale	(3,818)	13	(1,877)	(3,805)	(2,874)
Other	8,747	4,959	5,422	17,844	15,899
Total noninterest income	24,696	25,019	21,906	72,716	68,066
Noninterest expense:
Salaries and employee benefits	32,752	33,152	32,217	98,725	96,132
Net occupancy	3,239	3,387	3,085	10,174	9,344
Furniture and equipment	1,463	1,665	1,566	4,590	4,597
Data processing	7,478	7,492	7,578	22,543	22,279
Depreciation – leased equipment	334	423	557	1,211	1,894
Professional fees	2,082	2,152	1,765	5,809	4,932
FDIC and other insurance	1,462	1,454	1,454	4,365	4,332
Business development and marketing	2,638	2,064	2,846	6,605	6,655
Other	3,775	3,236	3,708	10,743	10,117
Total noninterest expense	55,223	55,025	54,776	164,765	160,282
Income before income taxes	64,155	61,597	54,984	177,102	150,813
Income tax expense	14,613	14,055	12,705	40,057	33,685
Net income	49,542	47,542	42,279	137,045	117,128
Net loss (income) attributable to noncontrolling interests	—	2	17	(3)	7
Net income available to common shareholders	$49,542	$47,544	$42,296	$137,042	$117,135
Per common share:
Basic net income per common share	$2.03	$1.95	$1.71	$5.62	$4.74
Diluted net income per common share	$2.03	$1.95	$1.71	$5.62	$4.74
Basic weighted average common shares outstanding	24,083,332	24,073,382	24,472,035	24,143,752	24,519,828
Diluted weighted average common shares outstanding	24,083,332	24,073,382	24,472,035	24,143,752	24,519,828

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,502,165	$12,892	3.40%	$1,496,209	$12,402	3.32%	$1,439,793	$8,803	2.43%
Tax exempt(1)	32,515	384	4.69%	32,962	384	4.67%	32,727	379	4.59%
Mortgages held for sale	3,728	61	6.49%	4,116	63	6.14%	4,516	73	6.41%
Loans and leases, net of unearned discount(1)	7,255,465	119,287	6.52%	7,142,693	116,825	6.56%	7,015,389	120,245	6.80%
Other investments	72,900	841	4.58%	153,723	1,561	4.07%	133,400	1,542	4.59%
Total earning assets(1)	8,866,773	133,465	5.97%	8,829,703	131,235	5.96%	8,625,825	131,042	6.03%
Cash and due from banks	58,702			59,208			59,957
Allowance for loan and lease losses	(167,991)			(166,429)			(164,984)
Other assets	532,611			523,625			512,741
Total assets	$9,290,095			$9,246,107			$9,033,539

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$5,801,349	$34,788	2.38%	$5,848,085	$34,465	2.36%	$5,817,284	$39,654	2.70%
Short-term borrowings:
Securities sold under agreements to repurchase	59,948	141	0.93%	64,030	137	0.86%	59,297	148	0.99%
Other short-term borrowings	145,145	1,416	3.87%	142,875	1,370	3.85%	15,556	159	4.06%
Subordinated notes	58,764	987	6.66%	58,764	971	6.63%	58,764	1,010	6.82%
Long-term debt and mandatorily redeemable securities	35,720	391	4.34%	35,520	996	11.25%	41,646	1,167	11.12%
Total interest-bearing liabilities	6,100,926	37,723	2.45%	6,149,274	37,939	2.47%	5,992,547	42,138	2.79%
Noninterest-bearing deposits	1,642,700			1,579,517			1,606,828
Other liabilities	177,756			173,756			157,241
Shareholders’ equity	1,328,117			1,300,695			1,219,234
Noncontrolling interests	40,596			42,865			57,689
Total liabilities and equity	$9,290,095			$9,246,107			$9,033,539
Less: Fully tax-equivalent adjustments		(157)			(154)			(154)
Net interest income/margin (GAAP-derived)(1)		$95,585	4.28%		$93,142	4.23%		$88,750	4.08%
Fully tax-equivalent adjustments		157			154			154
Net interest income/margin - FTE(1)		$95,742	4.28%		$93,296	4.24%		$88,904	4.09%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Nine Months Ended
	September 30, 2026			September 30, 2025
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,497,180	$36,998	3.30%	$1,457,157	$25,558	2.35%
Tax exempt(1)	33,155	1,155	4.66%	32,112	1,103	4.59%
Mortgages held for sale	4,254	199	6.25%	3,444	167	6.48%
Loans and leases, net of unearned discount(1)	7,141,158	349,535	6.54%	6,928,394	351,091	6.78%
Other investments	96,858	3,101	4.28%	114,444	3,943	4.61%
Total earning assets(1)	8,772,605	390,988	5.96%	8,535,551	381,862	5.98%
Cash and due from banks	58,421			63,819
Allowance for loan and lease losses	(166,044)			(160,601)
Other assets	521,508			512,531
Total assets	$9,186,490			$8,951,300

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	5,752,344	101,831	2.37%	5,779,321	118,606	2.74%
Short-term borrowings:
Securities sold under agreements to repurchase	59,188	369	0.83%	59,468	373	0.84%
Other short-term borrowings	153,744	4,415	3.84%	31,964	975	4.08%
Subordinated notes	58,764	2,953	6.72%	58,764	3,031	6.90%
Long-term debt and mandatorily redeemable securities	36,906	2,089	7.57%	40,891	3,543	11.58%
Total interest-bearing liabilities	6,060,946	111,657	2.46%	5,970,408	126,528	2.83%
Noninterest-bearing deposits	1,602,988			1,589,924
Other liabilities	173,016			146,957
Shareholders’ equity	1,307,367			1,183,027
Noncontrolling interests	42,173			60,984
Total liabilities and equity	$9,186,490			$8,951,300
Less: Fully tax-equivalent adjustments		(466)			(454)
Net interest income/margin (GAAP-derived)(1)		$278,865	4.25%		$254,880	3.99%
Fully tax-equivalent adjustments		466			454
Net interest income/margin - FTE(1)		$279,331	4.26%		$255,334	4.00%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2026	2026	2025	2026	2025
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$133,308	$131,081	$130,888	$390,522	$381,408
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	77	74	76	226	226
(C)	– Tax exempt investment securities	80	80	78	240	228
(D)	Interest income – FTE (A+B+C)	133,465	131,235	131,042	390,988	381,862
(E)	Interest expense (GAAP)	37,723	37,939	42,138	111,657	126,528
(F)	Net interest income (GAAP) (A-E)	95,585	93,142	88,750	278,865	254,880
(G)	Net interest income - FTE (D-E)	95,742	93,296	88,904	279,331	255,334
(H)	Annualization factor	3.967	4.011	3.967	1.337	1.337
(I)	Total earning assets	$8,866,773	$8,829,703	$8,625,825	$8,772,605	$8,535,551
	Net interest margin (GAAP-derived) (F*H)/I	4.28%	4.23%	4.08%	4.25%	3.99%
	Net interest margin – FTE (G*H)/I	4.28%	4.24%	4.09%	4.26%	4.00%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$95,585	$93,142	$88,750	$278,865	$254,880
(G)	Net interest income – FTE	95,742	93,296	88,904	279,331	255,334
(J)	Plus: noninterest income (GAAP)	24,696	25,019	21,906	72,716	68,066
(K)	Less: gains/losses on investment securities and partnership investments	(1,269)	(822)	9	(2,677)	(2,157)
(L)	Less: depreciation – leased equipment	(334)	(423)	(557)	(1,211)	(1,894)
(M)	Total net revenue (GAAP) (F+J)	120,281	118,161	110,656	351,581	322,946
(N)	Total net revenue – adjusted (G+J–K–L)	118,835	117,070	110,262	348,159	319,349
(O)	Noninterest expense (GAAP)	55,223	55,025	54,776	164,765	160,282
(L)	Less:depreciation – leased equipment	(334)	(423)	(557)	(1,211)	(1,894)
(P)	Noninterest expense – adjusted (O–L)	54,889	54,602	54,219	163,554	158,388
	Efficiency ratio (GAAP-derived) (O/M)	45.91%	46.57%	49.50%	46.86%	49.63%
	Efficiency ratio – adjusted (P/N)	46.19%	46.64%	49.17%	46.98%	49.60%

		End of Period
		September 30,	June 30,	September 30,
		2026	2026	2025
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$1,319,628	$1,310,388	$1,236,472
(R)	Less: goodwill and intangible assets	(83,895)	(83,895)	(83,895)
(S)	Total tangible common shareholders’ equity (Q–R)	$1,235,733	$1,226,493	$1,152,577
(T)	Total assets (GAAP)	9,342,357	9,263,173	9,056,691
(R)	Less: goodwill and intangible assets	(83,895)	(83,895)	(83,895)
(U)	Total tangible assets (T–R)	$9,258,462	$9,179,278	$8,972,796
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	14.13%	14.15%	13.65%
	Tangible common equity-to-tangible assets ratio (S/U)	13.35%	13.36%	12.85%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$1,319,628	$1,310,388	$1,236,472
(V)	Actual common shares outstanding	24,084,319	24,081,826	24,434,104
	Book value per common share (GAAP-derived) (Q/V)*1000	$54.79	$54.41	$50.60
	Tangible common book value per share (S/V)*1000	$51.31	$50.93	$47.17

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